UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 20, 2004

PAVILION BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-30521 (Commission File Number)	38-3088340 (IRS Employer Identification No.)

135 East Maumee Street Adrian, Michigan (Address of principal executive office)	49221 (Zip Code)

Registrant’s telephone number, including area code: (517) 265-5144

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]      Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
[    ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[    ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
[    ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 5. Corporate Governance and Management

      Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)	On October 20, 2004, Mr. Dennis Pearsall submitted his resignation as a member of the Board of Directors of Pavilion Bancorp, Inc. effective as of October 29, 2004, the scheduled date for the registrant to complete the sale of its subsidiary, Bank of Washtenaw. Mr. Pearsall, who resides in the Bank of Washtenaw market area, has also served on that Bank's Board of Directors and will be resigning from that Board at the time of the sale. Mr. Pearsall has advised the registrant that he does not believe he can make a meaningful contribution to the registrant's Board of Directors following the sale of Bank of Washtenaw . This resignation was not in response to any disagreement with the registrant. A replacement for Mr. Pearsall has not been selected.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 22, 2004	PAVILION BANCORP, INC. (Registrant) By: /s/ Pamela S. Fisher —————————————— Pamela S. Fisher Corporate Secretary

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